As Filed with the Securities and Exchange Commission on April 30, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OMNIRELIANT HOLDINGS, INC.
(Exact name of issuer as specified in its charter)

Nevada	54-2153837
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification No.)

14375 Myerlake Circle
Clearwater, FL 33760
Telephone: (727) 230-1031
(Address of Principal Executive Offices and Zip Code)

2010 Incentive Stock Option Plan
(Full title of the plan)

Robert DeCecco
Chief Executive Officer
14375 Myerlake Circle
Clearwater, FL 33760
(Name and address of agent for service)

Copies of all communications, including all communications sent to agent for service to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, NY 10006
(212) 930-9700
(212) 930-9725 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

-
CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title Of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price	Registration Fee
Common Stock $.00001 par value	10,000,000	$0.10	$1,000,000	$71.30

(1) Represents shares of common stock issuable under the 2010 Incentive Stock Option Plan .  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2) Computed pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock as reported on the Over-the-Counter Bulletin Board on April 29, 2010.

PART 1

Information Required in this Section 10(a) Prospectus

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus : Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act").

Reoffer Prospectus : The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be "control securities” or “restricted securities” under the Securities Act that have been acquired by the Selling Stockholder named in the reoffer prospectus.

Item 1.        Plan Information.

OmniReliant Holdings, Inc. ("We", “us", the “Company” or “OmniReliant") will provide each participant (the “Recipient") with documents that contain information related to our 2010 Incentive Stock Option Plan and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8 (the “Registration Statement"). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common shares covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.        Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

Robert DeCecco
Chief Executive Officer
14357 Myerlake Circle
Clearwater, FL 33760
(727) 230-1031

Information required by Part I to be contained in section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the securities Act of 1933, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

OmniReliant Holdings, Inc.

3,160,000 Shares of Common Stock

This reoffer prospectus relates to 3,160,000 shares of our common stock, par value $0.00001 per share, that may be offered and resold from time to time by the selling stockholder identified in this prospectus (the “Selling Stockholder”) for his own account. The Selling Stockholder was issued the options underlying these shares pursuant to our 2010 Incentive Stock Option Plan (the “Plan). It is anticipated that the Selling Stockholder will offer common shares for sale at prevailing prices on the Over-the-Counter Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholder will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholder will be borne by us.

The options underlying the shares of common stock have been issued pursuant to the Plan, which authorized the issuance of up to 10,000,000 shares of our common stock to officers, directors, employees and consultants of the Company. This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by the Selling Stockholder on a continuous or delayed basis to the public without restriction.

The Selling Stockholder and any brokers executing selling orders on his behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “ORHI”. On April 29, 2010 the closing price of our common stock on such market was $0.10 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 6 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this prospectus is April 30, 2010.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully.

PROSPECTUS SUMMARY

OUR COMPANY

OmniReliant Holdings, Inc. (the “Company”, “OmniReliant”, “we”, or “our”) engages in the creation, design, distribution, and sale of various product lines, both proprietary and licensed. We plan to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels. We’ve acquired a portfolio of interests in various companies, patents and products to bring to the market. This strategy was incorporated to reduce the risk of relying on a single celebrity, brand or business entity for our success. We look to leverage our various assets to work together to ensure success of each entity and the holding company.

Our Business

We build global brands through domestic and international direct marketing channels, web and licensing agreements. Our products are also sold through web sites operated by the live shopping networks that agree to carry our products. The information contained on our website is not a part of this Report, nor is it incorporated by reference into this Report.

Business Overview

We are a holding company that has a portfolio of companies that utilize direct response to build brands. We engage in the creation, design, distribution, and sale of affordable retail and web products. We plan to make these products available to U.S. and international consumers through direct response infomercials, live shopping networks, ecommerce, direct mail and traditional retail channels.

Our corporate offices are located at 14375 Myerlake Circle, Clearwater, FL 33760. Our telephone number is (727) 230-1031 and our website address is www.omnireliant.com. Information contained on our website or any other website does not constitute part of this prospectus.

THIS OFFERING

Shares of common stock outstanding prior to this offering	159,373,323	(1)

Shares being offered by the selling stockholders	3,160,000

Shares of common stock to be outstanding after the offering	162,533,323	(1)

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors” beginning on page 6.

Over-the-Counter Bulletin Board Symbol	ORHI

(1) As of April 30, 2010.

RISK FACTORS

An investment in our common stock involves a very significant risk. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

TO DATE WE HAVE HAD SIGNIFICANT OPERATING LOSSES, AND AN ACCUMULATED DEFICIT AND DO NOT EXPECT TO BE PROFITABLE FOR AT LEAST THE FORESEEABLE FUTURE, AND CANNOT PREDICT WHEN WE MIGHT BECOME PROFITABLE, IF EVER.

We have been operating at a loss since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Net loss for the year ended June 30, 2009 was $2,625,964 resulting in an accumulated deficit of $46,570,028. Further, we may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated October 5, 2009, KBL LLP stated that our financial statements for the fiscal year ended June 30, 2009, were prepared assuming that we would continue as a going concern the factors that follow raise substantial doubt about the Company's ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring losses from operations and our net capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and raise capital to finance our operation.

ADDITIONAL FINANCING IS NECESSARY FOR THE IMPLEMENTATION OF OUR GROWTH STRATEGY.

We may require additional debt and/or equity financing to pursue our growth strategy. Given our limited operating history and existing losses, there can be no assurance that we will be successful in obtaining additional financing. Lack of additional funding could force us to curtail substantially our growth plans or cease our operations. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

WE MAY BE UNABLE TO MANAGE OUR GROWTH OR IMPLEMENT OUR EXPANSION STRATEGY.

We may not be able to expand our product and service offerings, our client base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

FLUCTUATIONS IN OUR OPERATING RESULTS AND ANNOUNCEMENTS AND DEVELOPMENTS CONCERNING OUR BUSINESS AFFECT OUR STOCK PRICE.

Our quarterly operating results, the number of stockholders desiring to sell their shares, changes in general economic conditions and the financial markets, the execution of new contracts and the completion of existing agreements and other developments affecting us, could cause the market price of our common stock to fluctuate substantially.

OUR OFFICERS AND DIRECTORS ARE INVOLVED IN OTHER BUSINESSES WHICH MAY CAUSE THEM TO DEVOTE LESS TIME TO OUR BUSINESS.

Our officers' and directors' involvement with other businesses may cause them to allocate their time and services between us and other entities. Consequently, they may give priority to other matters over our needs which may materially cause us to lose their services temporarily which could affect our operations and profitability.

OUR BUSINESS MAY BE AFFECTED BY FACTORS OUTSIDE OF OUR CONTROL.

Our ability to increase sales, and to profitably distribute and sell our products and services, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products and services in order to remain competitive and risks associated with changing economic conditions and government regulation.

OUR SUCCESS DEPENDS, IN PART, ON THE QUALITY AND SAFETY OF OUR PRODUCTS.

Our success depends, in part, on the quality and safety of our products. If our products are found to be defective or unsafe, or if they otherwise fail to meet our customers’ standards, our relationship with our customers could suffer, our brand appeal could be diminished, and we could lose market share and/or become subject to liability claims, any of which could result in a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS IS CONDUCTED WORLDWIDE PRIMARILY IN ONE CHANNEL, DIRECT SELLING.

We plan to market our products primarily through home shopping television channels and infomercials. If consumers change their purchasing habits, such as by reducing purchases of beauty and related products through home shopping television channels and infomercials, this could reduce our sales and have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SERIES C AND SERIES E PREFERRED STOCK AND WARRANTS THAT MAY AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

Below is a chart which illustrates all of our outstanding Series C and Series E Preferred Stock and Warrants that may be available for future sale and the number of employee stock options.

Common
Equivalents
Securities:
Series C Preferred Stock	4,096,840
Series E Preferred Stock	3,434,039
Warrants:
Class B-1 Warrants	480,000
Class B-2 Warrants	480,000
Class BD-12 Warrants	833,333
Class BD-13 Warrants	3,333,333
Warrant issued to consultants	1,000,000
Class C-1 Warrants	1,365,614
Class C-2 Warrants	1,365,614
Vicis Warrant	70,000,000
Placement Agent Warrants (Warrant Financing)	1,380,314
Employee Stock Options	7,536,666
Total common stock equivalent shares	95,305,763

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDER TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

A SOLE SHAREHOLDER BENEFICIALLY OWN APPROXIMATELY 87.10% OF OUR COMMON STOCK; ITS INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY THEM COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

As of April 20, 2010, Vicis Capital Master Fund beneficially owned approximately 87.10% of our common stock. As a result, Vicis Capital Master Fund will have significant influence to:

☐	elect or defeat the election of our directors;
☐	amend or prevent amendment of our articles of incorporation or bylaws;

☐	effect or prevent a merger, sale of assets or other corporate transaction; and

☐	control the outcome of any other matter submitted to the stockholders for vote.

As a result of their ownership and positions, Vicis Capital Master Fund is able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by Vicis Capital Master Fund, or the prospect of these sales, could adversely affect the market price of our common stock.

BECAUSE WE MAY BE SUBJECT TO THE “PENNY STOCK” RULES, YOU MAY HAVE DIFFICULTY IN SELLING OUR COMMON STOCK.

If our stock price is less than $5.00 per share, our stock may be subject to the SEC’s penny stock rules, which impose additional sales practice requirements and restrictions on broker-dealers that sell our stock to persons other than established customers and institutional accredited investors. The application of these rules may affect the ability of broker-dealers to sell our common stock and may affect your ability to sell any common stock you may own.

☐	According to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

☐	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

☐	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

☐	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

☐	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATING RESULTS AND STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We may be required in the future to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires increased control over financial reporting requirements, including annual management assessments of the effectiveness of such internal controls and a report by our independent certified public accounting firm addressing these assessments. Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”, which represent the Company’s current expectations or beliefs including, but not limited to, statements concerning the Company’s operations, performance, financial condition and growth. For this purpose, any statements contained in this prospectus that are not statements of historical fact are forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “anticipation”, “intend”, “could”, “estimate”, or “continue” or the negative or other comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as credit losses, dependence on management and key personnel, variability of quarterly results, and the ability of the Company to continue its growth strategy and competition, certain of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual outcomes and results could differ materially from those indicated in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Stockholder named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Stockholder and we will not receive any proceeds from the resale of the common stock by the Selling Stockholder.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock. The following table sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

We will, from time to time, supplement this prospectus in order to reflect grants under the plan and/or to name grantees who are officers and/or directors as selling stockholders.

	Shares Beneficially Owned			Number Of		Shares Beneficially Owned Upon
	Prior to this Offering			Shares Being		Completion of the Offering (1)
Name	Number		Percent	Offered(2)		Number	Percent (7)
Richard Diamond (5)	8,246,980	(6)	5.17	1,000,000	(8)	7,246,980	4.55
Christopher Phillips(3)	1,000,000		*	1,000,000	(9)	0	*
Robert J. DeCecco, III(4)	2,300,000	(11)	1.44	1,160,000	(10)	1,140,000	*

(1) Assumes that all shares offered are sold.

(2) Represents shares underlying options issued pursuant to the Plan.

(3) Christopher Phillips is a director of the Company.

(4)  Robert J. Dececco, III is our chief executive officer and chief financial officer.  Includes

(5) Richard Diamond is our director and Senior Vice President of Administration

(6)   Includes warrants to purchase 5,546,980 shares of common stock held by Midtown Partners & Co., LLC. Mr. Diamond's spouse, Deecembra Diamond, owns 36% of Apogee Financial Investments, Inc., which owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. Mr. Diamond specifically disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein.  Includes 1,200,000 shares of common stock held by Mr. Diamond's spouse.  Includes 500,000 options to purchase shares of the Company’s common stock.

(7) Based on 159,373,323 shares of common stock outstanding on April 30, 2010

(8) Includes options to purchase shares of common stock with an exercise price of 0.19 per share

(9) Includes options to purchase shares of common stock with an exercise price of 0.19 per share

(10) Includes 1,000,0000 options to purchase shares of common stock with an exercise price of 0.19 per share and 160,000 options to purchase shares of the Company’s common stock at 0.21 per share.

(11) Includes options to purchase 300,000 shares of common stock at $0.35 per share and options to purchase 840,000 shares of common stock at $0.21 per share

*Less than 1%

PLAN OF DISTRIBUTION

Timing of Sales

Under the Plan, we are authorized to issue up to 10,000,000 shares of our common stock.

The Selling Stockholder may offer and sell the shares covered by this prospectus at various times. The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, the Selling Stockholder has no agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholder to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the Selling Stockholder determine from time to time.

Manner Of Sale

The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The Selling Stockholder may sell his common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell his common shares. Brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholder, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a Selling Stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholder enters into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The Selling Stockholder must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the Selling Stockholder and his affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as the Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the Selling Stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $5,000, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference in the prospectus have been audited by KBL, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report included in our 10-K for the year ended June 30, 2009 and are incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholder has sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

Reference is made to the Registrant's annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on October 9, 2009, which is hereby incorporated by reference.

Reference is made to the Registrant's quarterly report on Form 10-Q for the period ending September 30, 2009, as filed with the SEC on November 23, 2009.

Reference is made to the Registrant's quarterly report on Form 10-Q for the period ending December 31, 2009, as filed with the SEC on February 16, 2010

Reference is made to the Registrant's current report on Form 8-K filed with the SEC on April 30, 2010, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K filed with the SEC on January 25, 2010, which is hereby incorporated by reference.

Reference is made to Registrant's current report on Form 8-K filed with the SEC on October 16, 2009, which is hereby incorporated by reference.

Reference is made to Registrant's current report on Form 8-K filed with the SEC on October 13, 2009, which is hereby incorporated by reference.

Reference is made to Registrant's current report on Form 8-K filed with the SEC on September 24, 2009, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K filed with the SEC on September 11, 2009, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K/A filed with the SEC on August 13, 2009, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K filed with the SEC on August 6, 2009, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K filed with the SEC on July 21, 2009, which is hereby incorporated by reference

The description of the Company's common stock contained in its Registration Statement on Form 8-A12G, filed with the SEC on November 2, 2005, which is hereby incorporated by reference.
.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Robert DeCecco.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.            Section 5 of our Articles of Incorporation

2.            Article XII of our Bylaws

3.            Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

3,160,000 SHARES OF COMMON STOCK

PROSPECTUS

April 30, 2010

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.       Incorporation of Documents By Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

The following documents filed with the SEC are incorporated herein by reference:

Reference is made to the Registrant's annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on October 9, 2009, which is hereby incorporated by reference.

Reference is made to the Registrant's quarterly report on Form 10-Q for the period ending September 30, 2009, as filed with the SEC on November 23, 2009.

Reference is made to the Registrant's quarterly report on Form 10-Q for the period ending December 31, 2009, as filed with the SEC on February 16, 2010

Reference is made to the Registrant's current report on Form 8-K filed with the SEC on April 30, 2010, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K filed with the SEC on January 25, 2010, which is hereby incorporated by reference.

Reference is made to Registrant's current report on Form 8-K filed with the SEC on October 16, 2009, which is hereby incorporated by reference.

Reference is made to Registrant's current report on Form 8-K filed with the SEC on October 13, 2009, which is hereby incorporated by reference.

Reference is made to Registrant's current report on Form 8-K filed with the SEC on September 24, 2009, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K filed with the SEC on September 11, 2009, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K/A filed with the SEC on August 13, 2009, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K filed with the SEC on August 6, 2009, which is hereby incorporated by reference

Reference is made to Registrant's current report on Form 8-K filed with the SEC on July 21, 2009, which is hereby incorporated by reference

The description of the Company's common stock contained in its Registration Statement on Form 8-A12G, filed with the SEC on November 2, 2005, which is hereby incorporated by reference.

Item 4.       Description of Securities.

Not applicable.

Item 5.       Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

  Item 6.       Indemnification of Directors and Officers.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 5 of our Articles of Incorporation

2.	Article XII of our Bylaws

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.       Exemption from Registration Claimed

Not applicable.

Item 8.       Exhibits.

EXHIBIT
NUMBER	EXHIBIT
4.1	2010 Incentive Stock Option Plan

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of KBL, LLP

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

Item 9.       Undertakings.

The Company hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however , that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on April 30, 2010.

OmniReliant Holdings, Inc.

By:	/s/ Robert DeCecco
Robert DeCecco
Chief Executive Officer Chief Financial Officer
( Principal Executive Officer, Principal Financial Officer, and
Principal Accounting Officer)

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Robert DeCecco his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: April 30, 2010	/s/	Robert DeCecco
Robert DeCecco
Chief Executive Officer Chief Financial Officer
( Principal Executive Officer, Principal Financial Officer, and

Date: April 30, 2010	/s/	Christopher Phillips
Christopher Phillips
Director

Date: April 30, 2010	/s/	Richard Diamond
Richard Diamond
Director and Senior Vice President of Administration